Exhibit 99.1

Bioheart, Inc. Reports Receipt of Notice of Delisting from The NASDAQ Capital Market

SUNRISE, Fla., November 20, 2008 — Bioheart, Inc. (NasdaqCM: BHRT) (the “Company”) previously disclosed, on October 15, 2008, that it received a letter from The NASDAQ Stock Market (the “NASDAQ Letter”) advising that, for the last ten consecutive trading days, the market value of the Company’s listed securities had been below the minimum $35 million requirement for continued inclusion on The NASDAQ Capital Market pursuant to NASDAQ Marketplace Rule 4310(c)(3)(B) (the “Market Value of Listed Securities Requirement”). Furthermore, NASDAQ stated that the Company does not comply with NASDAQ Marketplace Rule 4310(c)(3)(A) or 4310(c)(3)(C), which requires the Company to have either minimum stockholders’ equity of $2.5 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.
The Company was provided 30 calendar days, or until November 14, 2008 (the “Compliance Period”), to regain compliance with the Market Value of Listed Securities Requirement. This required, at a minimum, that the market value of the Company’s listed securities equal or exceed $35.0 million for a minimum of 10 consecutive business days at any time during the Compliance Period.
On November 17, 2008, the Company received a NASDAQ Staff Determination indicating that the Company has failed to regain compliance with the Market Value of Listed Securities Requirement, and that the Company’s securities are, therefore, subject to delisting from The NASDAQ Capital Market. Accordingly, unless the Company requests an appeal of this Staff Determination, trading of the Company’s common stock will be suspended at the opening of business on November 26, 2008 and NASDAQ will remove the Company’s securities from listing and registration on the NASDAQ Capital Market.
The Company intends to appeal the Staff Determination and to request a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”) to review the Staff Determination. A hearing request will stay the suspension of the Company’s securities pending the Panel’s decision. There can be no assurance the Panel will grant the Company’s request for continued listing. If the Company is unsuccessful in maintaining its NASDAQ listing, then the Company may pursue listing and trading of the Company’s common stock on the Over-The-Counter Bulletin Board or another securities exchange or association with different listing standards than NASDAQ.
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Bioheart Reports Receipt of Notice of Delisting from The NASDAQ Capital Market

About Bioheart, Inc.

Bioheart, Inc. (NasdaqCM: BHRT) is committed to delivering intelligent devices and biologics that help monitor, diagnose and treat heart failure and cardiovascular diseases. Its goals are to improve a patient’s quality of life and reduce health care costs and hospitalizations. Specific to biotechnology, Bioheart is focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage. Its lead product candidate, MyoCell®, is an innovative clinical muscle-derived stem cell therapy designed to populate regions of scar tissue within a patient’s heart with new living cells for the purpose of improving cardiac function in chronic heart failure patients. The Company’s pipeline includes multiple product candidates for the treatment of heart damage, including Bioheart Acute Cell Therapy, an autologous, adipose tissue-derived stem cell treatment for acute heart damage, and MyoCell® SDF-1, a therapy utilizing autologous cells that are genetically modified to express additional potentially therapeutic growth proteins. For more information on Bioheart, visit www.bioheartinc.com.
Forward-Looking Statements:
Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.
Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) our ability to obtain additional financing; (ii) our ability to control and reduce our expenses; (iii) our ability to establish a distribution network for and commence distribution of certain products for which we have acquired distribution rights; (iv) our ability to timely and successfully complete our clinical trials; (v) the occurrence of any unacceptable side effects during or after preclinical and clinical testing of our product candidates; (vi) the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; (vii) our dependence on the success of our lead product candidate; (viii) our inability to predict the extent of our future losses or if or when we will become profitable; (ix) our ability to protect our intellectual property rights; and (x) intense competition. The Company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2007, as amended by Amendment No. 1 on Form 10-K/A and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.
Contact:
At the Company:
Bioheart, Inc.
William Kline, Chief Financial Officer
954-835-1500
Bioheart Investor Relations:
RedChip Companies, Inc.
Len Hardison
800-733-2447, Ext. 118
info@redchip.com

Source: Bioheart, Inc.